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                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549



                             FORM 8-K

                          CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


          Date of Earliest Event Reported: May 20, 1997


                  MASSACHUSETTS ELECTRIC COMPANY

        (exact name of registrant as specified in charter)


Massachusetts            0-5464              04-1988940
(state or other          (Commission         (I.R.S. Employer
jurisdiction of          File No.)           Identification No.)
incorporation)

       25 Research Drive, Westborough, Massachusetts 01582

             (Address of principal executive offices)

                          (508) 389-2000

       (Registrant's telephone number, including area code)
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Item 5.  Other Events
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     Industry Restructuring Update

     As previously reported, the Massachusetts settlement and the Rhode Island statute and a related settlement covering customer choice and electric utility restructuring provide for full recovery of the costs of generating assets and oil and gas related assets (including regulatory assets) not recoverable through the divestiture of New England Power Company's (NEP) generating business. NEP is a subsidiary of New England Electric System (NEES). The Massachusetts Offer of Settlement was signed by Massachusetts Electric Company (a retail subsidiary of NEES), NEP, the Massachusetts Attorney General and the Massachusetts Division of Energy Resources and was approved by the Massachusetts Department of Public Utilities (MDPU) in February 1997. The Rhode Island Offer of Settlement was signed by The Narragansett Electric Company (a retail subsidiary of NEES), NEP, the Rhode Island Public Utilities Commission (RIPUC) and the Rhode Island Division of Public Utilities and Carriers. Federal Energy Regulatory Commission (FERC) approval is also required for the Massachusetts and Rhode Island stranded cost recovery. The Massachusetts and Rhode Island Settlements were filed with the FERC at the end of May 1997. On July 11, 1997, a FERC administrative law judge certified the Settlements to the full
Commission.    If accepted by the FERC, the Settlements will
complete the regulatory proceedings necessary to implement retail access and recover stranded costs for the companies in Massachusetts and Rhode Island.

     On May 20, 1997, the Utility Workers Union of America and
the Massachusetts Alliance of Utility Unions withdrew their
appeal to the Massachusetts Supreme Judicial Court of the MDPU
approval of the Massachusetts settlement.
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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                             MASSACHUSETTS ELECTRIC COMPANY


                                    s/Michael E. Jesanis
                                             By _________________________
                                    Michael E. Jesanis
                                    Treasurer


Date: July 14, 1997